Exhibit 99.1

EARNINGS RELEASE

CONTACT

Michael J. Fowler

Chief Financial Officer

(615) 732-7404

CapStar Reports Third Quarter 2023 Results

NASHVILLE, TN, October 26, 2023 (GLOBE NEWSWIRE) - CapStar Financial Holdings, Inc. (“CapStar”) (NASDAQ:CSTR) today reported net income of $8.9 million or $0.43 per diluted share, for the quarter ended September 30, 2023, compared with net income of $7.8 million or $0.37 per diluted share, for the quarter ended June 30, 2023, and net income of $8.0 million or $0.37 per diluted share, for the quarter ended September 30, 2022. Annualized return on average assets and return on average equity for the quarter ended September 30, 2023 was 1.10% and 10.18%, respectively.

“CapStar’s third quarter results demonstrate the hard work of our associates to mitigate the impact of the rapid rise in interest rates over the past year,” said Timothy K. Schools, CapStar President and Chief Executive Officer. “While the pace in the rise of market deposit rates slowed during the quarter, marginal deposit rates remain high relative to portfolio and new production loan yields and clients continue to migrate toward higher yielding deposit products. In response, we are focusing on controlling the controllables - liquidity, credit, expenses, and capital - each showing strength this quarter."

“Over the past five years, our team has repositioned CapStar enhancing its performance and long-term prospects. Today’s merger announcement will build on and further accelerate our progress. This partnership follows 16 years of meaningful work and best positions CapStar’s employees, customers, and shareholders for future success. Excitingly, our organizations share common missions and cultures, and CapStar will be a major contributor to their organization as we strengthen Old National’s recent entry into Tennessee.”

“I am thankful for the opportunity to have led CapStar and worked with so many talented professionals. Our team’s results during this period are nothing short of remarkable. Key accomplishments include:

•
Created a highly effective workforce elevating our Gallup engagement index to 73rd percentile nationally
•
Elevated operating results being named by Bank Director as the nation’s 14th highest performing publicly traded bank in 2022 and the highest performing Tennessee-based bank each of the past three years
•
Annualized growth in total assets of 12.5% to $3.3 billion to include expansion into the dynamic Rutherford/Williamson County, Asheville, Chattanooga, and Knoxville markets
•
Annualized growth in dividends per share of 19.9%
•
Total shareholder return for the period of 12.5% as compared to negative 15.6% for the KRE regional bank index”

Revenue

Total revenue, defined as net interest income plus noninterest income, was $26.6 million in the third quarter of 2023 compared to the second quarter of 2023 revenue of $28.8 million.

Third quarter net interest income decreased $2.2 million from the prior quarter to $20.4 million while noninterest income remained stable at $6.3 million.

Third quarter 2023 average earning assets increased $27.4 million to $2.99 billion compared to the second quarter 2023. The growth in average earning assets was attributed to an increase in average cash balances of $112.0 million and offset by a decrease in average loans held for investment of $58.6 million. The related yield on loans held for investment increased 19 basis points from the prior quarter to 5.98%.

Over the past year, the Company has been proactive and disciplined in curtailing lending on commercial real estate investment properties and to non-depositors, focusing primarily on liquidity management. While third quarter 2023 end of period loan held for investment balances declined versus the second quarter of 2023, the Company maintains strong lending capabilities in robust markets.

The net interest margin decreased 35 basis points from the prior quarter to 2.71%. Excess interest-bearing cash reduced the net interest margin by 14 basis points in the third quarter of 2023, versus a 4 basis point adverse net interest margin impact for the second quarter of 2023. The remaining net interest margin decline was principally related to rising deposit rates as a result of intense market competition, which has eased somewhat recently. The total cost of deposits increased 59 basis points from the second quarter of 2023 to 2.85% in the third quarter of 2023, exceeding the 19 basis point loan yield increase in the third quarter of 2023 versus the second quarter of 2023.

Third quarter 2023 noninterest income as compared to the second quarter of 2023 benefited from increased treasury management revenue, service charges and BOLI offset by declines in mortgage banking and SBA lending. The Company’s Tri-Net business continues to remain disciplined awaiting a return to rational market pricing with limited originations and sales occurring in 2023.

Noninterest Expense and Operating Efficiency

Noninterest expense was $17.1 million for the third quarter of 2023, compared to $19.2 million in the second quarter of 2023. Third quarter noninterest expense benefited from a $1.0 million decrease in salaries and employee benefits as well a $0.5 million recovery of a wire fraud expense previously recognized in the third quarter of 2022.

The efficiency ratio was 64.07% for the quarter ended September 30, 2023 and 66.61% for the quarter ended June 30, 2023. Annualized noninterest expense as a percentage of average assets was 2.10% for the quarter ended September 30, 2023 which is a decrease of 31 basis points compared to the quarter ended June 30, 2023. Assets per employee increased to $8.9 million as of September 30, 2023 compared to $8.3 million in the previous quarter.

Asset Quality

Due to a decrease in end of period loans held for investment and unfunded commitments versus the second quarter of 2023 along with improved macroeconomic forecasts, the Company recorded a recovery of provision of $1.6 million during the third quarter. Net loan charge-offs in third quarter totaled $0.4 million or 0.06% annualized of average loans held for investment.

Past due loans increased to $5.9 million or 0.26% of total loans held for investment at September 30, 2023 compared to $3.6 million or 0.15% of total loans held for investment at June 30, 2023. Management remains very pleased with the low level of past dues, as the prior quarter total was near a record low during the past five years.

Non-performing assets to total loans held for investment and OREO were 0.28% at September 30, 2023 compared to 0.48% at June 30, 2023. Two relationships with aggregate outstanding balances of $7.9 million returned to accrual status based on positive financial performance and timely payments.

The allowance for credit losses related to loans declined to 1.05% as of September 30, 2023 from 1.08% at June 30, 2023. The allowance for credit losses related to unfunded commitments declined to 0.39% of available balances from 0.43% at June 30, 2023.

Asset Quality Data:	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Annualized net charge-offs to average loans	0.06%	0.03%	0.03%	0.03%	0.02%
Criticized and classified loans to total loans	1.40%	1.36%	1.76%	1.31%	1.79%
Loans- past due to total end of period loans	0.26%	0.15%	0.35%	0.50%	0.63%
Loans-over 90 days past due to total period end loans	0.17%	0.08%	0.05%	0.44%	0.27%
Non-performing assets to total loans held for investment and OREO	0.28%	0.48%	0.42%	0.46%	0.30%
Allowance for credit losses on loans to non-performing loans	376%	228%	249%	222%	333%

Income Tax Expense

The Company’s third quarter effective income tax rate increased to 19.9% when compared to 18.6% in the prior quarter ended June 30, 2023 and remains relatively stable compared to the rate of 19.8% for the quarter ended September 30, 2022. The Company expects its effective tax rate for 2023 to be approximately 19.5%.

Capital

The Company continues to be strongly capitalized with equity of $345.6 million and tangible equity of $300.7 million at September 30, 2023. At September 30, 2023, CapStar’s Leverage Ratio was 11.08%, Common Equity Tier I ratio was 13.38%, and its Total Risk-Based Capital ratio was 15.36%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation. As all investments are designated as available-for-sale, the Tangible Common Equity to Tangible Assets ratio of 9.34% is inclusive of all unrealized investment portfolio losses.

Book value per share of common stock as of September 30, 2023 was $16.67, compared to $16.64 and $15.84 for the quarters ended June 30, 2023 and September 30, 2022. Tangible book value per share of common stock was $14.50 as of September 30, 2023 compared to $14.47 and $13.72 for the quarters ended June 30, 2023 and September 30, 2022. Excluding the impact of after-tax unrealized gain or loss within the available for sale investment portfolio, tangible book value per share of common stock for the quarter ended September 30, 2023 was $17.33 compared to $16.95 and $16.16 for the quarters ended June 30, 2023 and September 30, 2022, respectively.

Consolidated Capital ratios:	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Total risk-based capital	15.36%	14.34%	13.98%	14.51%	14.59%
Common equity tier 1 capital	13.38%	12.40%	12.09%	12.61%	12.70%
Leverage	11.08%	11.05%	11.20%	11.40%	11.22%
Tangible common equity to tangible assets *	9.34%	9.64%	9.67%	10.03%	9.65%

As a component of the Company’s capital allocation strategy, $4.3 million was returned to shareholders in the third quarter of 2023 in the form of share repurchases and dividends. In total, 140,110 shares were repurchased at an average price of $14.81. The Board of Directors of the Company renewed a common stock share repurchase authorization of up to $20 million on May 25, 2023. The Plan will terminate on the earlier of the date on which the maximum authorized dollar amount of shares of common stock has been repurchased or January 31, 2024.

Liquidity

Liquidity sources remain strong at a total $1.7 billion as of September 30, 2023 compared to the June 30, 2023 total of $1.5 billion. Sources as of September 30, 2023 include cash and equivalents of $352.4 million, unpledged securities of $167.2 million, remaining borrowing capacity with the FHLB of $424.6 million, borrowing capacity with the Federal Reserve Discount Window of $302.2 million, the ability to issue an additional $218.0 million of brokered CDs based on internal limits, federal funds lines of $115.0 million, loans held-for-sale of $36.4 million and $62.6 million of additional funding capacity through the Federal Reserve’s Bank Term Funding Program.

The Company is pleased with $143.1 million of growth in customer end-of-period deposit balances versus the second quarter of 2023.

Dividend

On October 25, 2023, the Board of Directors of the Company approved a quarterly dividend of $0.11 per common share payable on November 22, 2023 to shareholders of record of CapStar’s common stock as of the close of business on November 8, 2023.

Conference Call and Webcast Information

In light of the Company's announced merger, CapStar will not host the previously announced conference call and webcast at 10:00 a.m. Central Time on Friday, October 27, 2023.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Income (unaudited) (dollars in thousands, except share data)

Third quarter 2023 Earnings Release

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Interest income:
Loans, including fees	$35,441	$27,335	$102,215	$71,476
Securities:
Taxable	1,964	1,966	5,940	5,643
Tax-exempt	301	314	923	958
Federal funds sold	40	7	163	31
Restricted equity securities	300	215	788	544
Interest-bearing deposits in financial institutions	3,218	617	6,305	1,076
Total interest income	41,264	30,454	116,334	79,728
Interest expense:
Interest-bearing deposits	6,672	1,205	14,092	2,279
Savings and money market accounts	4,393	1,603	10,906	2,401
Time deposits	8,777	1,332	21,713	2,271
Federal funds purchased	—	2	—	2
Federal Home Loan Bank advances	660	365	2,283	461
Subordinated notes	393	394	1,181	1,181
Total interest expense	20,895	4,901	50,175	8,595
Net interest income	20,369	25,553	66,159	71,133
Provision for credit losses:
(Recovery of) provision for credit losses on loans	(1,017)	867	(447)	926
Provision for credit losses on available-for-sale securities	—	—	2,000	—
Recovery of credit losses on unfunded commitments	(544)	—	(650)	—
Total (recovery of) provision for credit losses	(1,561)	867	903	926
Net interest income after provision for credit losses	21,930	24,686	65,256	70,207
Noninterest income:
Deposit service charges	1,347	1,251	3,979	3,575
Interchange and debit card transaction fees	1,195	1,245	3,293	3,803
Mortgage banking	749	765	2,997	4,436
Tri-Net	19	(2,059)	46	39
Wealth management	441	385	1,241	1,284
SBA lending	531	560	2,599	1,054
Net gain on sale of securities	—	7	5	8
Other noninterest income	1,996	1,118	4,605	4,038
Total noninterest income	6,278	3,272	18,765	18,237
Noninterest expense:
Salaries and employee benefits	9,573	8,712	30,447	28,191
Data processing and software	3,245	2,861	9,750	8,355
Occupancy	1,161	1,092	3,451	3,266
Equipment	591	743	2,087	2,235
Professional services	674	468	2,361	1,653
Regulatory fees	435	269	1,267	814
Amortization of intangibles	352	415	1,104	1,291
Other operating	1,041	3,371	4,831	6,935
Total noninterest expense	17,072	17,931	55,298	52,740
Income before income taxes	11,136	10,027	28,723	35,704
Income tax expense	2,211	1,988	5,548	7,018
Net income	$8,925	$8,039	$23,175	$28,686
Per share information:
Basic net income per share of common stock	$0.43	$0.37	$1.10	$1.30
Diluted net income per share of common stock	$0.43	$0.37	$1.09	$1.30
Weighted average shares outstanding:
Basic	20,808,677	21,938,259	21,142,177	22,051,950
Diluted	20,823,971	21,988,085	21,172,712	22,104,687

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

Third quarter 2023 Earnings Release

	Five Quarter Comparison
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Income Statement Data:
Net interest income	$20,369	$22,571	$23,219	$24,959	$25,553
(Recovery of) provision for credit losses	(1,561)	22	2,442	1,548	867
Net interest income after provision for credit losses	21,930	22,549	20,777	23,411	24,686
Deposit service charges	1,347	1,264	1,368	1,206	1,251
Interchange and debit card transaction fees	1,195	1,060	1,038	1,250	1,245
Mortgage banking	749	955	1,293	637	765
Tri-Net	19	27	—	39	(2,059)
Wealth management	441	426	374	403	385
SBA lending	531	977	1,091	1,446	560
Net gain on sale of securities	—	—	5	1	7
Other noninterest income	1,996	1,503	1,106	1,303	1,118
Total noninterest income	6,278	6,212	6,275	6,285	3,272
Salaries and employee benefits	9,573	10,533	10,341	9,875	8,712
Data processing and software	3,245	3,294	3,211	2,797	2,861
Occupancy	1,161	1,097	1,193	1,032	1,092
Equipment	591	674	822	753	743
Professional services	674	899	788	522	468
Regulatory fees	435	419	413	266	269
Amortization of intangibles	352	368	384	399	415
Other noninterest expense	1,041	1,888	1,902	984	3,371
Total noninterest expense	17,072	19,172	19,054	16,628	17,931
Net income before income tax expense	11,136	9,589	7,998	13,068	10,027
Income tax expense	2,211	1,785	1,552	2,735	1,988
Net income	$8,925	$7,804	$6,446	$10,333	$8,039
Weighted average shares - basic	20,808,677	21,065,115	21,561,007	21,887,351	21,938,259
Weighted average shares - diluted	20,823,971	21,107,457	21,595,182	21,926,821	21,988,085
Net income per share, basic	$0.43	$0.37	$0.30	$0.47	$0.37
Net income per share, diluted	0.43	0.37	0.30	0.47	0.37
Balance Sheet Data (at period end):
Cash and cash equivalents	$352,393	$170,709	$175,557	$135,305	$199,913
Securities available-for-sale	354,024	373,262	391,547	396,416	401,345
Securities held-to-maturity	—	—	1,232	1,240	1,762
Loans held for sale	36,391	48,895	31,501	44,708	43,122
Loans held for investment	2,292,241	2,358,928	2,407,328	2,312,798	2,290,269
Allowance for credit losses on loans	(24,157)	(25,524)	(25,189)	(23,806)	(22,431)
Total assets	3,264,540	3,179,016	3,232,751	3,117,169	3,165,706
Non-interest-bearing deposits	432,203	414,828	463,243	512,076	628,846
Interest-bearing deposits	2,364,477	2,295,931	2,286,844	2,167,743	2,004,827
Federal Home Loan Bank advances and other borrowings	79,766	79,733	85,199	44,666	149,633
Total liabilities	2,918,901	2,831,551	2,878,840	2,762,987	2,818,341
Shareholders' equity	345,639	347,465	353,911	354,182	347,365
Total shares of common stock outstanding	20,739,942	20,884,492	21,361,614	21,714,380	21,931,624
Book value per share of common stock	$16.67	$16.64	$16.57	$16.31	$15.84
Tangible book value per share of common stock*	14.50	14.47	14.43	14.19	13.72
Tangible book value per share of common stock less after-tax unrealized available for sale investment losses*	17.33	16.95	16.56	16.57	16.16
Market value per share of common stock	14.19	12.27	15.15	17.66	18.53
Consolidated Capital ratios:
Total risk-based capital	15.36%	14.34%	13.98%	14.51%	14.59%
Tangible common equity to tangible assets*	9.34%	9.64%	9.67%	10.03%	9.65%
Tangible common equity to tangible assets less after-tax unrealized available for sale investment losses*	10.96%	11.11%	10.94%	11.52%	11.17%
Common equity tier 1 capital	13.38%	12.40%	12.09%	12.61%	12.70%
Leverage	11.08%	11.05%	11.20%	11.40%	11.22%

_____________________

*This metric is a non-GAAP financial measure. See Non-GAAP disclaimer in this earnings release and below for discussion and reconciliation to the most directly comparable GAAP financial measure.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

Third quarter 2023 Earnings Release

	Five Quarter Comparison
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Average Balance Sheet Data:
Cash and cash equivalents	$268,211	$157,862	$153,464	$154,150	$154,543
Investment securities	380,725	402,743	410,371	415,414	450,933
Loans held for sale	34,625	37,031	29,578	37,945	94,811
Loans held for investment	2,332,622	2,391,229	2,348,100	2,309,349	2,241,355
Assets	3,230,738	3,196,593	3,150,436	3,124,928	3,146,841
Interest bearing deposits	2,344,705	2,244,499	2,176,542	2,076,743	1,993,172
Deposits	2,760,356	2,678,337	2,691,108	2,662,954	2,659,268
Federal Home Loan Bank advances and other borrowings	79,746	126,397	62,585	74,812	88,584
Liabilities	2,882,943	2,846,824	2,797,442	2,776,902	2,782,703
Shareholders' equity	347,795	349,769	352,994	348,027	364,138
Performance Ratios:
Annualized return on average assets	1.10%	0.98%	0.83%	1.31%	1.01%
Annualized return on average equity	10.18%	8.95%	7.41%	11.78%	8.76%
Net interest margin (1)	2.71%	3.06%	3.24%	3.44%	3.50%
Annualized noninterest income to average assets	0.77%	0.78%	0.81%	0.80%	0.41%
Efficiency ratio	64.07%	66.61%	64.60%	53.23%	62.21%
Loans by Type (at period end):
Commercial and industrial	$485,028	$518,136	$534,521	$496,347	$499,048
Commercial real estate - owner occupied	280,273	275,712	276,515	246,109	235,519
Commercial real estate - non-owner occupied	799,084	802,574	840,755	803,611	832,156
Construction and development	205,486	230,859	209,556	229,972	198,869
Consumer real estate	429,028	429,517	425,649	402,615	386,628
Consumer	50,860	52,759	55,125	53,382	52,715
Other	42,482	49,371	65,207	80,762	85,334
Asset Quality Data:
Allowance for credit losses on loans to total loans	1.05%	1.08%	1.05%	1.03%	0.98%
Allowance for credit losses on loans to non-performing loans	376%	228%	249%	222%	333%
Nonaccrual loans	$6,430	$11,216	$10,123	$10,714	$6,734
Loans - over 90 days past due	3,874	1,815	1,182	10,222	6,096
Total non-performing loans	6,430	11,216	10,123	10,714	6,734
OREO and repossessed assets	11	11	—	—	165
Total non-performing assets	6,441	11,227	10,123	10,714	6,899
Non-performing loans to total loans held for investment	0.28%	0.48%	0.42%	0.46%	0.29%
Non-performing assets to total assets	0.20%	0.35%	0.31%	0.34%	0.22%
Non-performing assets to total loans held for investment and OREO	0.28%	0.48%	0.42%	0.46%	0.30%
Annualized net charge-offs to average loans	0.06%	0.03%	0.03%	0.03%	0.02%
Net charge-offs	$350	$184	$165	$172	$120
Interest Rates and Yields:
Loans	5.98%	5.79%	5.49%	5.03%	4.62%
Securities (1)	2.78%	2.64%	2.52%	2.53%	2.29%
Total interest-earning assets (1)	5.48%	5.33%	4.99%	4.66%	4.17%
Deposits	2.85%	2.26%	1.77%	1.20%	0.62%
Borrowings and repurchase agreements	5.24%	5.16%	5.09%	4.22%	3.41%
Total interest-bearing liabilities	3.42%	2.83%	2.28%	1.63%	0.93%
Other Information:
Full-time equivalent employees	366	381	401	397	387

_____________________

This information is preliminary and based on CapStar data available at the time of this earnings release.

(1)
Net Interest Margin, Securities yields, and Total interest-earning asset yields are calculated on a tax-equivalent basis.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Analysis of Interest Income and Expense, Rates and Yields (unaudited) (dollars in thousands)

Third quarter 2023 Earnings Release

	For the Three Months Ended September 30,
	2023			2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-Earning Assets
Loans (1)	$2,332,622	$35,157	5.98%	$2,241,355	$26,128	4.62%
Loans held for sale	34,625	284	3.25%	94,811	1,207	5.05%
Securities:
Taxable investment securities (2)	328,666	2,264	2.76%	396,358	2,181	2.20%
Investment securities exempt from federal income tax (3)	52,059	301	2.93%	54,575	314	2.92%
Total securities	380,725	2,565	2.78%	450,933	2,495	2.29%
Cash balances in other banks	242,700	3,218	5.26%	120,624	617	2.03%
Funds sold	2,012	40	7.89%	755	7	3.65%
Total interest-earning assets	2,992,684	41,264	5.48%	2,908,478	30,454	4.17%
Noninterest-earning assets	238,054			238,363
Total assets	$3,230,738			$3,146,841
Interest-Bearing Liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$915,604	6,672	2.89%	$821,545	1,205	0.58%
Savings and money market deposits	597,310	4,393	2.92%	709,591	1,603	0.90%
Time deposits	831,791	8,777	4.19%	462,036	1,332	1.14%
Total interest-bearing deposits	2,344,705	19,842	3.36%	1,993,172	4,140	0.82%
Borrowings and repurchase agreements	79,746	1,053	5.24%	88,584	761	3.41%
Total interest-bearing liabilities	2,424,451	20,895	3.42%	2,081,756	4,901	0.93%
Noninterest-bearing deposits	415,651			666,096
Total funding sources	2,840,102			2,747,852
Noninterest-bearing liabilities	42,841			34,851
Shareholders’ equity	347,795			364,138
Total liabilities and shareholders’ equity	$3,230,738			$3,146,841
Net interest spread (4)			2.06%			3.23%
Net interest income/margin (5)		$20,369	2.71%		$25,553	3.50%

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(1)
Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)
Taxable investment securities include restricted equity securities.
(3)
Yields on tax exempt securities, total securities, and total interest-earning assets are shown on a tax equivalent basis.
(4)
Net interest spread is the average yield on total average interest-earning assets minus the average rate on total average interest-bearing liabilities.
(5)
Net interest margin is annualized net interest income calculated on a tax equivalent basis divided by total average interest-earning assets for the period.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Third quarter 2023 Earnings Release

	For the three months ended					For the nine months ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Annualized pretax preprovision return on assets
Annualized return on assets (GAAP)	1.10%	0.98%	0.83%	1.31%	1.01%	0.97%	1.22%
Effect of income tax and provision expense	0.08%	0.23%	0.51%	0.55%	0.36%	0.27%	0.34%
Annualized pretax preprovision return on assets	1.18%	1.21%	1.34%	1.86%	1.37%	1.24%	1.56%
Effect of operational (recoveries) losses	(0.07)%	—	—	(0.10)%	0.28%	(0.02)%	0.09%
Effect of the reversal of executive incentives	—	—	—	—	(0.10)%	—	(0.03)%
Adjusted annualized pretax preprovision return on assets	1.11%	1.21%	1.34%	1.76%	1.55%	1.22%	1.62%

Annualized return on tangible common equity
Annualized return on equity (GAAP)	10.18%	8.95%	7.41%	11.78%	8.76%	8.85%	10.41%
Effect of goodwill and other intangibles	1.52%	1.34%	1.10%	1.81%	1.29%	1.32%	1.53%
Return on tangible common equity	11.70%	10.29%	8.51%	13.59%	10.05%	10.17%	11.94%
Effect of operational (recoveries) losses	(0.65)%	—	—	(0.97)%	2.74%	(0.22)%	0.91%
Effect of the reversal of executive incentives	—	—	—	—	(0.96)%	—	(0.32)%
Adjusted return on tangible common equity	11.05%	10.29%	8.51%	12.62%	11.83%	9.95%	12.53%

Tangible book value per share of common stock
Book value per share of common stock (GAAP)	$16.67	$16.64	$16.57	$16.31	$15.84	$16.67	$15.84
Effect of goodwill and other intangibles	(2.17)	(2.17)	(2.14)	(2.12)	(2.12)	(2.17)	(2.12)
Tangible book value per share of common stock	$14.50	$14.47	$14.43	$14.19	$13.72	$14.50	$13.72

Tangible book value per share of common stock less after-tax unrealized available for sale investment losses
Tangible book value per share of common stock	$14.50	$14.47	$14.43	$14.19	$13.72	$14.50	$13.72
Effect of after-tax unrealized losses	2.83	2.48	2.13	2.38	2.44	2.83	2.44
Tangible book value per share of common stock less after-tax unrealized available for sale investment losses	$17.33	$16.95	$16.56	$16.57	$16.16	$17.33	$16.16

Tangible common equity to tangible assets
Equity to Assets (GAAP)	10.59%	10.93%	10.95%	11.36%	10.97%	10.59%	10.97%
Effect of goodwill and other intangibles	(1.25)%	(1.29)%	(1.28)%	(1.33)%	(1.32)%	(1.25)%	(1.32)%
Tangible common equity to tangible assets	9.34%	9.64%	9.67%	10.03%	9.65%	9.34%	9.65%

Tangible common equity to tangible assets less after-tax unrealized available for sale investment losses
Tangible common equity to tangible assets	9.34%	9.64%	9.67%	10.03%	9.65%	9.34%	9.65%
Effect of after-tax unrealized losses	1.62%	1.47%	1.27%	1.49%	1.52%	1.62%	1.52%
Tangible common equity to tangible assets less after-tax unrealized available for sale investment losses	10.96%	11.11%	10.94%	11.52%	11.17%	10.96%	11.17%

Adjusted annualized noninterest expense as a percentage of average assets
Annualized noninterest expense as a percentage of average assets	2.10%	2.41%	2.45%	2.11%	2.26%	2.32%	2.24%
Effect of operational recoveries (losses)	0.06%	—	—	0.09%	(0.28)%	0.02%	(0.09)%
Effect of the reversal of executive incentives	—	—	—	—	0.10%	—	0.03%
Adjusted annualized noninterest expense as a percentage of average assets	2.16%	2.41%	2.45%	2.20%	2.08%	2.34%	2.18%

About CapStar Financial Holdings, Inc.

CapStar Financial Holdings, Inc. is a bank holding company headquartered in Nashville, Tennessee and operates primarily through its wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank. CapStar Bank is a commercial bank that seeks to establish and maintain comprehensive relationships with its clients by delivering customized and creative banking solutions and superior client service. As of September 30, 2023, on a consolidated basis, CapStar had total assets of $3.3 billion, total loans of $2.3 billion, total deposits of $2.8 billion, and shareholders’ equity of $345.6 million. Visit www.capstarbank.com for more information.

NON-GAAP MEASURES

Certain releases may include financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information may include certain operating performance measures, which exclude charges that are not considered part of recurring operations. Such measures may include: “Annualized pre-tax pre-provision return on assets”, “Annualized return on tangible common equity”, “Tangible book value per share of common stock,” “Tangible book value per share of common stock less after-tax unrealized losses”, “Tangible common equity to tangible assets”, “Tangible common equity to tangible assets less after-tax unrealized available for sale investment losses”, “Adjusted annualized noninterest expense as a percentage of average assets”, or other measures.

Management may include these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating CapStar’s underlying performance trends. Further, management uses these measures in managing and evaluating CapStar’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this presentation.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, as defined by federal securities laws, including statements about CapStar Financial Holdings, Inc. (“CapStar”) and its financial outlook and business environment. All statements, other than statements of historical fact, included in this release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements“ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1955. The words “expect“, “anticipate”, “intend”, “may”, “should”, “plan”, “believe”, “seek“, “estimate“ and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (I) deterioration in the financial condition of borrowers of the Company and its subsidiaries, resulting in significant increases in loan losses and provisions for those losses; (II) the ability to grow and retain low-cost, core deposits and retain large, uninsured deposits, including during times when the Company is seeking to lower rates it pays on deposits; (III) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on the Company’s results, including as a result of compression to net interest margin; (IV) fluctuations or differences in interest rates on loans or deposits from those that the Company is modeling or anticipating, including as a result of the Company’s inability to better match deposit rates with the changes in the short term rate environment, or that affect the yield curve; (V) difficulties and delays in integrating required businesses or fully realizing cost savings or other benefits from acquisitions; (VI) the Company‘s ability to profitably grow its business and successfully execute on its business plans; (VII) any matter that would cause the Company to conclude that there was impairment of any asset, including goodwill or other intangible assets; (VIII) the vulnerability of the Company’s network and online banking portals, and the systems of customers or parties with whom the Company contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (IX) the availability of and access to capital; and (X) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with the SEC. The Company disclaims any obligation to update or revise any forward-looking statements contained in this press release (we speak only as of the date hereof ), whether as a result of new information, future events, or otherwise.